UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  December 30, 2002


                             BLUESTAR LEASING, INC.
               (Exact name of registrant as specified in its charter)


         Nevada             	       0-33239       		     88-0485488
(State or other jurisdiction	     (Commission		         (IRS Employer
   of incorporation)	            file number)	   Identification Number)


               2800 Post Oak Blvd., Suite 5260, Houston, Texas 77056
                (Address of principal executive offices)(Zip Code)


                                 (713) 621-0577
                (Registrant's telephone number, including area code)



           (Former name and former address, if changed since last report)




Item 2.	Acquisition or Disposition of Assets

Explanatory Note: This Form 8-K/A amends the Form 8-K dated December 31, 2002, for Bluestar Leasing, Inc. Through a technical error, the 8-K filed on December 31, 2002, erroneously described an acquisition that had been previously reported by the form 8-K dated December 2, 2002.


     On December 30, 2002, the Company, through Sterling FBO Holdings, Inc., a wholly-owned subsidiary of the Company, completed an exchange, pursuant to which the Company issued an aggregate of 8,223,953 shares of common stock in exchange for 100% of the outstanding shares of common stock of Ft. Worth Jet Center, Inc.

	Ft.  Worth  Jet  Center,  Inc.  was  acquired   from   Mathew   Investment
 Partnership, Sterling, REIT, Inc, and Geld Fund II, LLC, each of which may be deemed to be affiliates of the Company by reason of the holdings of common stock by those entities or affiliates of those entities and, with respect to Sterling REIT, Inc., by reason of the service of Ron F. Bearden as President of both the Company and Sterling REIT, Inc.



Ft. Worth Jet Center, Inc., owns and operates a private airport facility in Tucson, Arizona, under the name of Gate One Tucson and operates a private airport facility located at Ft. Worth Meacham International Airport under the name of Gate One Ft. Worth

     Item 7.     Financial Statements and Exhibits

	(a)	Financial Statements of Businesses Acquired

It is impractical to provide the required financial statements of Ft. Worth Jet Center, Inc at the time this report is being filed. The required financial statements will be filed by amendment to this report within 60 days after the due date of this report.

	(b)	Pro Forma Financial Information

It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.

	(c)	Exhibits

		10.1     Exchange Agreement




SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

							BLUESTAR LEASING, INC.

Dated: December 31, 2002
							By:   /s/ Ron F. Bearden
							      Ron F. Bearden
							      President